Registration Statement No. 333-173924
Filed Pursuant to Rule 424(b)(2)
Subject to Completion, dated August 30, 2011
Pricing Supplement to the Prospectus,
the Prospectus Supplement and the Product Supplement, each dated June 22, 2011
US$    ●
Senior Medium-Term Notes, Series B
Reverse Exchangeable Notes
Each Linked to a Single Reference Stock Issuer

•
This pricing supplement relates to twenty one separate note offerings. Each issue of the notes is linked to one, and only one, Reference Stock. You may participate in any of the twenty one offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a single note linked to a basket of some or all of the Reference Stocks described below.

•
The notes are designed for investors who seek an interest rate that is higher than that of a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common equity securities of the applicable Reference Stock Issuer, and be willing to lose some or all of their principal at maturity.

•	Investing in the notes is not equivalent to investing in the shares of any of the Reference Stocks.
•
Each issue of the offered notes will pay interest monthly at the fixed per annum rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Stock Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price below the applicable Trigger Price during the Monitoring Period, as described below.

•	Any payment at maturity is subject to the credit risk of Bank of Montreal.
•
Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the applicable Cash Delivery Amount), in each case, together with any accrued and unpaid interest, as described below.

•	The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.
•	Our subsidiary, BMO Capital Markets Corp., is the agent for this offering. See “Supplemental Plan of Distribution—Conflicts of Interests” below.

(continued on the next page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0363	Akamai Technologies, Inc.	AKAM		15.50%	75%		3	06366QUX3	100%	●% US$●	●% US$●
0364	Aruba Networks Inc.	ARUN		16.00%	70%		3	06366QUY1	100%	●% US$●	●% US$●
0365	Cree, Inc.	CREE		26.00%	70%		3	06366QUZ8	100%	●% US$●	●% US$●
0366	Citrix Systems, Inc.	CTXS		14.00%	75%		3	06366QVA2	100%	●% US$●	●% US$●
0367	Delta Air Lines, Inc.	DAL		26.00%	70%		3	06366QVB0	100%	●% US$●	●% US$●
0368	Ford Motor Company	F		13.00%	75%		3	06366QVC8	100%	●% US$●	●% US$●
0369	Finisar Corporation	FNSR		17.00%	75%		3	06366QVD6	100%	●% US$●	●% US$●
0370	Juniper Networks, Inc.	JNPR		13.00%	70%		3	06366QVE4	100%	●% US$●	●% US$●
0371	US Airways Group, Inc.	LCC		25.00%	70%		3	06366QVF1	100%	●% US$●	●% US$●
0372	Micron Technology, Inc.	MU		22.00%	70%		3	06366QVG9	100%	●% US$●	●% US$●
* The actual principal amount, interest rate and Initial Stock Price for each note will be set on the pricing date.

Investing in the notes involves risks, including those described in the “Selected Risk Considerations” section beginning on page P-4 of this pricing supplement, the “Additional Risk Factors Relating to the Notes” section beginning on page PS-5 of the product supplement, and the “Risk Factors” sections beginning on page S-3 of the prospectus supplement and on page 7 of the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement, the product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.
The notes will be our unsecured obligations and will not be savings accounts or deposits that are insured by the United States Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency or instrumentality or other entity.
We expect to deliver the notes through the facilities of The Depository Trust Company on or about September 21, 2011.

BMO CAPITAL MARKETS

(continued from the previous page)

RevEx Number	Reference Stock Issuer	Ticker Symbol	Principal Amount*	Interest Rate per Annum*	Trigger Price (% of the Initial Stock Price)	Initial Stock Price *	Term (in months)	CUSIP	Price to Public	Agent’s Commission	Proceeds to Bank of Montreal
0373	Transocean Ltd.	RIG		14.00%	75%		3	06366QVH7	100%	●% US$●	●% US$●
0374	Sears Holdings Corporation	SHLD		18.00%	75%		3	06366QVJ3	100%	●% US$●	●% US$●
0375	SanDisk Corporation	SNDK		14.00%	70%		3	06366QVK0	100%	●% US$●	●% US$●
0376	STEC Inc.	STEC		25.00%	70%		3	06366QVL8	100%	●% US$●	●% US$●
0377	Suncor Energy, Inc.	SU		12.00%	75%		3	06366QVM6	100%	●% US$●	●% US$●
0378	SUPERVALU Inc.	SVU		19.00%	70%		3	06366QVN4	100%	●% US$●	●% US$●
0379	Weatherford International Ltd.	WFT		16.00%	70%		3	06366QVP9	100%	●% US$●	●% US$●
0380	United States Steel Corporation	X		20.00%	70%		3	06366QVQ7	100%	●% US$●	●% US$●
0381	The Goldman Sachs Group, Inc.	GS		16.00%	75%		3	06366QVR5	100%	●% US$●	●% US$●
0382	Wells Fargo & Company	WFC		12.00%	70%		3	06366QVS3	100%	●% US$●	●% US$●
0383	JPMorgan Chase & Co.	JPM		12.00%	75%		3	06366QVT1	100%	●% US$●	●% US$●

Key Terms of the Notes:

Payment at Maturity:	The payment at maturity for each of the notes is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 in principal amount of the note, unless:

(1) the applicable Final Stock Price is less than the applicable Initial Stock Price; and

(2)
on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined to a price that is less than the applicable Trigger Price.  (“Closing Price Monitoring” is applicable to the notes.)

If the conditions described in both (1) and (2) are satisfied, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.

Pricing Date:	On or about September 16, 2011

Settlement Date:	On or about September 21, 2011

Valuation Date:	On or about December 16, 2011

Maturity Date:	On or about December 21, 2011

Interest Payment Dates:
Interest on the notes will be paid in equal monthly installments on the 21st day of each month beginning on October 21, 2011, to and including the maturity date (subject to postponement as described in the product supplement).

Monitoring Period:	The period from the pricing date to and including the Valuation Date.

Physical Delivery Amount:
The number of shares of the applicable Reference Stock, per $1,000 in principal amount of the notes, equal to $1,000 divided by the applicable Initial Stock Price, subject to adjustments, as described in the product supplement.  Any fractional shares will be paid in cash.

Cash Delivery Amount:
For each Reference Stock, the amount in cash equal to the product of (1) the Physical Delivery Amount and (2) the Final Stock Price of that Reference Stock, subject to adjustments, as described in the product supplement.

Initial Stock Price:
The closing price of the applicable Reference Stock on the pricing date.  The Initial Stock Price is subject to adjustments in certain circumstances. See “General Terms of the Notes — Payment at Maturity” and “— Anti-dilution Adjustments” in the product supplement for additional information about these adjustments.

Final Stock Price:	The closing price of the applicable Reference Stock on the Valuation Date.

Automatic Redemption:	Not Applicable

The pricing date and the settlement date are subject to change. The actual pricing date, settlement date, interest payment dates, Valuation Date and maturity date for each of the notes will be set forth in the final pricing supplement.

We may use this pricing supplement in the initial sale of notes. In addition, BMO Capital Markets Corp. or another of our affiliates may use this pricing supplement in market-making transactions in any notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

Additional Terms of the Notes

This pricing supplement relates to twenty one separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (and not to a basket that includes any other Reference Stock). You may participate in any of the note offerings or, at your election, in two or more of the offerings.

You should read this pricing supplement together with the product supplement, the prospectus supplement and the prospectus, each dated June 22, 2011. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours or the agent. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Relating to the Notes” in the product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000121465911002106/f622111424b5.htm

•	Prospectus supplement dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060741/o71090b5e424b5.htm

•	Prospectus dated June 22, 2011:
http://www.sec.gov/Archives/edgar/data/927971/000095012311060730/o71090b2e424b2.htm

Our Central Index Key, or CIK, on the SEC website is 927971.  As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to Bank of Montreal.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks.  These risks are explained in more detail in the “Additional Risk Factors Relating to the Notes” section of the product supplement dated June 22, 2011.

•
Your investment in the notes may result in a loss. — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Stock Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Stock Price to a closing price that is less than the applicable Trigger Price on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a number of shares of the applicable Reference Stock (or, at our election, the Cash Delivery Amount).  We expect that the market value of those shares or the Cash Delivery Amount will be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

•
Your return on the notes is limited to the principal amount plus accrued interest regardless of any appreciation in the value of the applicable Reference Stock. — You will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.  This will be the case even if the Final Stock Price exceeds the Initial Stock Price by a substantial amount.

•
Your investment is subject to the credit risk of Bank of Montreal. — Our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our ability to pay all amounts due on the notes on each interest payment date and at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

•
Potential conflicts. — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock Issuers, including extending loans to, or making equity investments in, the Reference Stock Issuers, or providing advisory services to them.  In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock Issuers, and these reports may or may not recommend that investors buy or hold shares of the Reference Stocks.  As a potential purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock Issuer that in your judgment is appropriate to make an informed investment decision.

•
The inclusion of the underwriting commission and hedging profits, if any, in the original offering price of the notes, as well as our hedging costs, is likely to adversely affect the price at which you can sell your notes. — Assuming no change in market conditions or any other relevant factors, the price, if any, at which BMO Capital Markets Corp. or any other party may be willing to purchase the notes in secondary market transactions may be lower than the initial public offering price. The initial public offering price will include, and any price quoted to you is likely to exclude, the underwriting commission paid in connection with the initial distribution. The initial public offering price may also include, and any price quoted to you would be likely to exclude, the hedging profits that we expect to earn with respect to hedging our exposure under the notes. In addition, any such price is also likely to reflect a discount to account for costs associated with establishing or unwinding any related hedge transaction, such as dealer discounts, mark-ups and other transaction costs.

•
You will have no ownership rights in the applicable Reference Stock. — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock Issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•
No affiliation with the Reference Stock Issuers. — We are not affiliated with the Reference Stock Issuers.  You should make your own investigation into the Reference Stocks and the Reference Stock Issuers. We are not responsible for any Reference Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•
Lack of liquidity. — The notes will not be listed on any securities exchange.  BMO Capital Markets Corp. may offer to purchase the notes in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which BMO Capital Markets Corp. is willing to buy the notes.

•
Hedging and trading in the Reference Stocks. — We or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to the Reference Stock. We or our affiliates may also trade in the Reference Stocks or instruments related to one or more of the Reference Stocks from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.

•
Many economic and market factors will influence the value of the notes. — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, and which are described in more detail in the product supplement.

The Reference Stocks

All information contained herein on the Reference Stocks and on the Reference Stock Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock Issuer under the Exchange Act can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.  See the section “The Reference Stock Issuers” in the product supplement for additional information.

The hypothetical examples shown below are intended to help you understand the terms of the notes.  The actual amount of cash or securities that you will receive at maturity will depend upon the Final Stock Price of the applicable Reference Stock, and whether its closing price was below the applicable Trigger Price on any trading day during the Monitoring Period.

Akamai Technologies, Inc.

Akamai Technologies, Inc. provides services for accelerating and improving the delivery of content and applications over the internet, ranging from live and on-demand streaming video capabilities to conventional content on websites, to tools that help people transact business and reach out to new and existing customers. Its common stock is traded on the Nasdaq Global Select Market under the symbol “AKAM.”

Historical Information of the Common Stock of Akamai Technologies, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	35.16	25.88
	Second Quarter	40.38	29.60
	Third Quarter	35.48	14.88
	Fourth Quarter	17.12	9.29

2009	First Quarter	20.35	12.43
	Second Quarter	23.32	18.86
	Third Quarter	21.25	16.42
	Fourth Quarter	25.89	18.65

2010	First Quarter	32.08	24.70
	Second Quarter	45.72	31.41
	Third Quarter	52.70	37.20
	Fourth Quarter	54.14	44.18

2011	First Quarter	52.24	34.96
	Second Quarter	40.98	28.99
	Third Quarter (through August 29, 2011)	31.66	19.97

Aruba Networks Inc.

Aruba Networks Inc. provides enterprise mobility solutions that enables secure access to data, voice and video applications across wireless and wireline enterprise networks. Its common stock is traded on the Nasdaq Global Select Market under the symbol “ARUN.”

Historical Information of the Common Stock of Aruba Networks Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	14.97	4.69
	Second Quarter	7.00	4.69
	Third Quarter	6.55	4.29
	Fourth Quarter	4.62	1.95

2009	First Quarter	3.21	2.16
	Second Quarter	8.74	3.29
	Third Quarter	9.48	7.26
	Fourth Quarter	10.96	7.59

2010	First Quarter	13.66	9.92
	Second Quarter	15.56	10.80
	Third Quarter	22.24	14.24
	Fourth Quarter	24.22	19.22

2011	First Quarter	34.63	21.07
	Second Quarter	35.92	23.58
	Third Quarter (through August 29, 2011)	31.00	16.34

Cree, Inc.

Cree, Inc. develops and manufactures semiconductor materials and electronic devices made from silicon carbide (SiC). The Company uses proprietary technology to make enabling compound semiconductors such as blue and green light emitting diodes, SiC crystals used in the production of unique gemstones, and SiC wafers that are sold for device production and research. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CREE.”

Historical Information of the Common Stock of Cree, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	34.91	24.45
	Second Quarter	31.77	22.81
	Third Quarter	28.75	17.26
	Fourth Quarter	22.94	13.13

2009	First Quarter	24.53	16.11
	Second Quarter	31.55	25.23
	Third Quarter	38.40	27.09
	Fourth Quarter	56.37	34.60

2010	First Quarter	71.72	54.01
	Second Quarter	82.85	60.03
	Third Quarter	75.63	48.72
	Fourth Quarter	72.05	48.74

2011	First Quarter	69.20	42.90
	Second Quarter	46.44	32.54
	Third Quarter (through August 29, 2011)	37.11	26.65

Citrix Systems, Inc.

Citrix Systems, Inc. designs, develops, and markets technology solutions that allow applications to be delivered, supported, and shared on-demand. The company develops and markets comprehensive solutions across all dimensions of application, server and desktop virtualization as well as application and network optimization. Its common stock is traded on the Nasdaq Global Select Market under the symbol “CTXS.”

Historical Information of the Common Stock of Citrix Systems, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	38.47	29.33
	Second Quarter	36.19	29.41
	Third Quarter	32.01	23.60
	Fourth Quarter	27.11	19.54

2009	First Quarter	24.36	20.09
	Second Quarter	34.10	23.47
	Third Quarter	39.23	30.26
	Fourth Quarter	42.74	36.76

2010	First Quarter	49.00	41.15
	Second Quarter	49.83	41.92
	Third Quarter	71.06	42.11
	Fourth Quarter	70.88	55.69

2011	First Quarter	73.46	61.95
	Second Quarter	87.62	72.59
	Third Quarter (through August 29, 2011)	82.98	50.31

Delta Air Lines, Inc.

Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally. Its common stock is traded on the New York Stock Exchange under the symbol “DAL.”

Historical Information of the Common Stock of Delta Air Lines, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	18.53	8.35
	Second Quarter	10.48	5.00
	Third Quarter	9.94	4.64
	Fourth Quarter	11.52	5.64

2009	First Quarter	12.38	3.93
	Second Quarter	8.11	5.40
	Third Quarter	9.65	5.68
	Fourth Quarter	11.81	6.95

2010	First Quarter	14.65	11.22
	Second Quarter	14.93	11.31
	Third Quarter	12.61	9.96
	Fourth Quarter	14.33	11.24

2011	First Quarter	13.00	9.79
	Second Quarter	11.51	9.00
	Third Quarter (through August 29, 2011)	9.41	6.62

Ford Motor Company

Ford Motor Company designs, manufactures, and services cars and trucks. The company also provides vehicle-related financing, leasing, and insurance through its subsidiary. Its common stock is traded on the New York Stock Exchange under the symbol “F.”

Historical Information of the Common Stock of Ford Motor Company.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	6.85	5.11
	Second Quarter	8.48	4.81
	Third Quarter	6.03	4.17
	Fourth Quarter	4.55	1.26

2009	First Quarter	2.94	1.58
	Second Quarter	6.41	2.74
	Third Quarter	8.44	5.35
	Fourth Quarter	10.20	6.84

2010	First Quarter	14.10	10.28
	Second Quarter	14.46	9.88
	Third Quarter	13.16	10.16
	Fourth Quarter	17.00	12.26

2011	First Quarter	18.79	14.01
	Second Quarter	15.79	12.77
	Third Quarter (through August 29, 2011)	14.12	9.93

Finisar Corporation

Finisar Corporation provides fiber optic subsystems and network performance test systems which enable high-speed data communications over local area network and storage area networks. The company's line of optical subsystems supports a variety of network applications, transmission speeds, distances, and mediums. The company also provides network performance test systems. Its common stock is traded on the Nasdaq Global Select Market under the symbol “FNSR.”

Historical Information of the Common Stock of Finisar Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	15.44	9.04
	Second Quarter	15.04	9.44
	Third Quarter	13.12	7.68
	Fourth Quarter	8.72	2.32

2009	First Quarter	4.80	1.69
	Second Quarter	6.86	3.68
	Third Quarter	10.64	3.56
	Fourth Quarter	9.85	7.19

2010	First Quarter	15.94	9.13
	Second Quarter	16.92	13.00
	Third Quarter	19.25	12.24
	Fourth Quarter	29.85	16.86

2011	First Quarter	43.23	21.14
	Second Quarter	28.09	14.65
	Third Quarter (through August 29, 2011)	20.43	12.55

Juniper Networks, Inc.

Juniper Networks, Inc. provides internet infrastructure solutions for internet service providers and other telecommunications service providers. The company offers network infrastructure solutions that includes IP routing, ethernet switching, security and application acceleration solutions.  Its common stock is traded on the New York Stock Exchange under the symbol “JNPR.”

Historical Information of the Common Stock of Juniper Networks, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	32.43	24.26
	Second Quarter	29.01	22.18
	Third Quarter	27.02	21.00
	Fourth Quarter	19.99	13.84

2009	First Quarter	18.77	12.67
	Second Quarter	25.34	15.62
	Third Quarter	27.75	22.69
	Fourth Quarter	28.22	24.70

2010	First Quarter	30.88	24.49
	Second Quarter	31.98	22.82
	Third Quarter	31.26	23.00
	Fourth Quarter	37.90	30.30

2011	First Quarter	44.46	34.82
	Second Quarter	41.26	29.33
	Third Quarter (through August 29, 2011)	32.80	19.72

US Airways Group, Inc.

US Airways Group, Inc. is an air carrier that transports passengers, property, and mail. The company provides regularly scheduled service at airports in the United States, Canada, Europe, the Caribbean, and Latin America. Its common stock is traded on the New York Stock Exchange under the symbol “LCC.”

Historical Information of the Common Stock of US Airways Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	15.40	7.45
	Second Quarter	9.87	2.44
	Third Quarter	9.39	1.76
	Fourth Quarter	10.86	3.63

2009	First Quarter	9.57	1.97
	Second Quarter	5.00	2.15
	Third Quarter	5.43	2.04
	Fourth Quarter	5.38	2.91

2010	First Quarter	7.95	4.77
	Second Quarter	10.74	6.33
	Third Quarter	10.91	8.08
	Fourth Quarter	12.07	9.00

2011	First Quarter	11.47	7.95
	Second Quarter	10.32	7.94
	Third Quarter (through August 29, 2011)	8.94	4.97

Micron Technology, Inc.

Micron Technology, Inc., through its subsidiaries, manufactures and markets dynamic random access memory chips, static random access memory chips fash mmory, other semiconductor components, and memory modules. Its common stock is traded on the Nasdaq Global Select Market under the symbol “MU.”

Historical Information of the Common Stock of Micron Technology, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	7.86	5.46
	Second Quarter	8.84	6.00
	Third Quarter	5.91	3.90
	Fourth Quarter	4.98	1.69

2009	First Quarter	4.32	2.58
	Second Quarter	5.86	4.18
	Third Quarter	8.63	4.70
	Fourth Quarter	10.64	6.58

2010	First Quarter	11.22	8.44
	Second Quarter	11.30	8.38
	Third Quarter	8.89	6.46
	Fourth Quarter	8.66	6.93

2011	First Quarter	11.80	8.28
	Second Quarter	11.80	7.21
	Third Quarter (through August 29, 2011)	8.09	5.25

Transocean Ltd.

Transocean Ltd. is an offshore drilling contractor. The company owns or operates mobile offshore drilling units, inland drilling barges, and other assets utilized in the support of offshore drilling activities worldwide. The company specializes in technically demanding segments of the offshore drilling business, including deepwater and harsh environment drilling services. Its registered shares trade on the New York Stock Exchange under the symbol “RIG.”

Historical Information of the Registered Shares of Transocean Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	145.95	121.14
	Second Quarter	161.40	136.50
	Third Quarter	152.17	107.26
	Fourth Quarter	106.10	42.24

2009	First Quarter	64.87	46.39
	Second Quarter	84.65	59.32
	Third Quarter	87.11	67.31
	Fourth Quarter	92.75	79.15

2010	First Quarter	93.02	79.24
	Second Quarter	92.03	42.58
	Third Quarter	65.13	45.26
	Fourth Quarter	72.80	61.91

2011	First Quarter	85.47	69.44
	Second Quarter	80.99	59.81
	Third Quarter (through August 29, 2011)	65.05	49.24

Sears Holdings Corporation

Sears Holdings Corporation is a broadline retailer with full-line and specialty retail stores in the United States and Canada. The company retails home appliances, as well as tools, lawn and garden products, home electronics, and other products. The company also provides automotive repair and maintenance. Its common stock is traded on the Nasdaq Global Select Market under the symbol “SHLD.”

Historical Information of the Common Stock of Sears Holdings Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	111.59	86.02
	Second Quarter	109.47	73.64
	Third Quarter	103.00	70.45
	Fourth Quarter	89.04	28.50

2009	First Quarter	49.98	34.85
	Second Quarter	70.15	48.05
	Third Quarter	78.37	57.35
	Fourth Quarter	85.44	62.59

2010	First Quarter	109.74	83.42
	Second Quarter	123.90	64.65
	Third Quarter	75.13	60.14
	Fourth Quarter	76.32	63.70

2011	First Quarter	93.03	70.18
	Second Quarter	87.26	66.45
	Third Quarter (through August 29, 2011)	76.10	52.23

SanDisk Corporation

SanDisk Corporation supplies flash data storage products. The company designs, manufactures, and markets industry-standard, solid-state data, digital imaging, and audio storage products using its patented, high-density flash memory and controller technology.  Its common stock is traded on the Nasdaq Global Select Market under the symbol “SNDK.”

Historical Information of the Common Stock of SanDisk Corporation

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	33.17	20.55
	Second Quarter	33.10	18.70
	Third Quarter	22.52	13.35
	Fourth Quarter	20.65	5.32

2009	First Quarter	13.37	7.65
	Second Quarter	16.44	12.21
	Third Quarter	22.93	13.33
	Fourth Quarter	30.13	19.66

2010	First Quarter	35.18	25.42
	Second Quarter	49.70	34.71
	Third Quarter	46.37	33.13
	Fourth Quarter	51.64	36.28

2011	First Quarter	53.24	42.09
	Second Quarter	50.57	38.94
	Third Quarter (through August 29, 2011)	45.57	32.37

STEC Inc.

STEC Inc. provides technology solutions, offering products based on dynamic random access memory, static random access memory, and Flash memory technologies. The company designs, manufactures, and markets memory, storage, and connectivity products used in high performance computing, networking and communications, consumer electronics, and industrial applications. Its common stock is traded on the Nasdaq Global Select Market under the symbol “STEC.”

Historical Information of the Common Stock of STEC Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	9.54	5.72
	Second Quarter	14.00	6.19
	Third Quarter	11.03	7.36
	Fourth Quarter	7.70	3.52

2009	First Quarter	8.62	3.87
	Second Quarter	24.27	7.85
	Third Quarter	41.84	23.45
	Fourth Quarter	28.06	11.44

2010	First Quarter	19.99	10.27
	Second Quarter	15.88	10.89
	Third Quarter	15.82	11.06
	Fourth Quarter	17.93	12.06

2011	First Quarter	24.16	17.68
	Second Quarter	21.70	14.53
	Third Quarter (through August 29, 2011)	18.15	8.49

Suncor Energy, Inc.

Suncor Energy, Inc. is an integrated energy company focused on developing the Athabasca oil sands basin. The company extracts and upgrades oil sands into refinery feedstock and diesel fuel, explores for, develops and produces natural gas, refines crude oil and markets a range of petroleum and petrochemical products, and operates crude oil pipelines and retail petroleum stations. Its common stock is traded on the New York Stock Exchange under the symbol “SU.”

Historical Information of the Common Stock of Suncor Energy, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	56.47	41.96
	Second Quarter	72.95	48.17
	Third Quarter	61.19	39.94
	Fourth Quarter	38.53	14.66

2009	First Quarter	26.98	17.00
	Second Quarter	36.57	22.54
	Third Quarter	37.03	26.07
	Fourth Quarter	39.28	32.66

2010	First Quarter	38.01	28.82
	Second Quarter	35.30	28.51
	Third Quarter	33.97	29.17
	Fourth Quarter	38.29	31.64

2011	First Quarter	47.73	37.04
	Second Quarter	46.65	37.43
	Third Quarter (through August 29, 2011)	41.67	29.14

SUPERVALU Inc.

SUPERVALU Inc. operates a chain of supermarkets and pharmacies primarily in the United States. The company also provides supply chain services, which includes wholesale distribution and related logistics support services. Its common stock is traded on the New York Stock Exchange under the symbol “SVU.”

Historical Information of the Common Stock of SUPERVALU Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	34.56	26.25
	Second Quarter	35.62	29.05
	Third Quarter	32.67	21.57
	Fourth Quarter	21.89	9.02

2009	First Quarter	20.00	13.84
	Second Quarter	17.67	12.95
	Third Quarter	16.32	12.35
	Fourth Quarter	17.20	12.48

2010	First Quarter	17.47	12.74
	Second Quarter	17.16	10.84
	Third Quarter	11.90	9.72
	Fourth Quarter	12.40	8.33

2011	First Quarter	9.61	7.23
	Second Quarter	11.38	8.48
	Third Quarter (through August 29, 2011)	9.67	6.57

Weatherford International Ltd.

Weatherford International Ltd. provides equipment and services used for the drilling, completion, and production of oil and natural gas wells. The company offers drilling and intervention services, completion systems, artificial lift systems, and compression services. The company conducts operations in substantially all of the oil and natural gas producing regions in the world. Its registered shares trade on the New York Stock Exchange under the symbol “WFT.”

Historical Information of the Registered Shares of Weatherford International Ltd.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	36.24	28.13
	Second Quarter	49.59	36.48
	Third Quarter	48.20	23.05
	Fourth Quarter	23.58	8.68

2009	First Quarter	14.31	9.22
	Second Quarter	23.44	11.51
	Third Quarter	22.61	17.37
	Fourth Quarter	20.58	15.74

2010	First Quarter	20.47	14.97
	Second Quarter	18.48	12.73
	Third Quarter	17.40	13.07
	Fourth Quarter	22.87	16.81

2011	First Quarter	26.08	19.88
	Second Quarter	23.05	16.90
	Third Quarter (through August 29, 2011)	22.49	14.68

United States Steel Corporation

United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock is traded on the New York Stock Exchange under the symbol “X.”

Historical Information of the Common Stock of United States Steel Corporation.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	126.87	95.82
	Second Quarter	191.96	132.65
	Third Quarter	175.35	72.33
	Fourth Quarter	70.95	20.97

2009	First Quarter	40.14	16.88
	Second Quarter	41.83	22.62
	Third Quarter	50.24	30.50
	Fourth Quarter	56.86	34.48

2010	First Quarter	65.44	44.07
	Second Quarter	69.71	38.55
	Third Quarter	49.59	37.66
	Fourth Quarter	59.02	40.25

2011	First Quarter	63.64	52.33
	Second Quarter	54.64	41.07
	Third Quarter (through August 29, 2011)	46.91	25.58

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc., a bank holding company, is a global investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The company provides services to corporations, financial institutions, governments, and high-net worth individuals. Its common stock is traded on the New York Stock Exchange under the symbol “GS.”

Historical Information of the Common Stock of The Goldman Sachs Group, Inc.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	207.78	151.02
	Second Quarter	200.27	162.40
	Third Quarter	188.04	108.00
	Fourth Quarter	134.50	52.00

2009	First Quarter	112.95	59.20
	Second Quarter	149.47	110.29
	Third Quarter	185.52	138.55
	Fourth Quarter	192.28	160.93

2010	First Quarter	177.90	148.72
	Second Quarter	184.92	131.27
	Third Quarter	156.41	131.08
	Fourth Quarter	171.07	146.57

2011	First Quarter	175.00	154.38
	Second Quarter	162.40	129.26
	Third Quarter (through August 29, 2011)	137.60	106.51

Wells Fargo & Company

Wells Fargo & Company is a diversified financial services company providing banking, insurance, investments, mortgage, leasing, credit cards, and consumer finance. The company operates through physical stores, the Internet and other distribution channels across North America and elsewhere internationally. Its common stock is traded on the New York Stock Exchange under the symbol “WFC.”

Historical Information of the Common Stock of Wells Fargo & Company.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	34.08	25.48
	Second Quarter	31.49	23.75
	Third Quarter	39.80	20.51
	Fourth Quarter	36.70	21.76

2009	First Quarter	30.00	8.12
	Second Quarter	28.18	14.48
	Third Quarter	29.41	22.87
	Fourth Quarter	31.38	25.32

2010	First Quarter	31.22	26.43
	Second Quarter	33.88	25.60
	Third Quarter	28.57	23.25
	Fourth Quarter	31.31	23.58

2011	First Quarter	34.10	31.20
	Second Quarter	32.40	25.36
	Third Quarter (through August 29, 2011)	29.38	22.88

JPMorgan Chase & Co.

JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The company serves business enterprises, institutions, and individuals. Its common stock is traded on the New York Stock Exchange under the symbol “JPM.”

Historical Information of the Common Stock of JPMorgan Chase & Co.

The following table sets forth the high and low closing prices of the Reference Stock from the first quarter of 2008 through August 29, 2011.

		High ($)	Low ($)

2008	First Quarter	48.25	36.48
	Second Quarter	49.25	34.31
	Third Quarter	48.24	31.02
	Fourth Quarter	49.85	22.72

2009	First Quarter	31.35	15.90
	Second Quarter	38.94	27.25
	Third Quarter	46.47	32.27
	Fourth Quarter	47.16	40.27

2010	First Quarter	45.02	37.70
	Second Quarter	47.81	36.61
	Third Quarter	41.64	35.63
	Fourth Quarter	42.67	36.96

2011	First Quarter	48.00	43.40
	Second Quarter	47.64	39.49
	Third Quarter (through August 29, 2011)	42.29	33.41

Examples of the Hypothetical Payment at Maturity for a $1,000 Investment in a Note.

The following table illustrates the hypothetical payments at maturity on a $1,000 investment in a note, based on a hypothetical Initial Stock Price of $100.00, a hypothetical Trigger Price of $75.00 (75% of the hypothetical Initial Stock Price), and a range of hypothetical Final Stock Prices and assuming that the closing price of the Reference Stock declines in the manner set forth in the column below, “Hypothetical Lowest Closing Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis.

Hypothetical Lowest Closing Price during the Monitoring Period	Hypothetical Lowest Closing Price during the Monitoring Period Expressed as a Percentage of the Initial Stock Price	Hypothetical Final Stock Price	Hypothetical Final Stock Price Expressed as a Percentage of the Initial Stock Price	Payment at Maturity	Total Value of Payment Received at Maturity*
$70.00	70%	$110.00	110%	$1,000.00	$1,000.00
$70.00	70%	$90.00	90%	10 shares of the Reference Stock or the Cash Delivery Amount	$900.00
$100.00	100%	$100.00	100%	$1,000.00	$1,000.00
$80.00	80%	$60.00	60%	10 shares of the Reference Stock or the Cash Delivery Amount	$600.00
$75.00	75%	$75.00	75%	$1,000.00	$1,000.00
$50.00	50%	$50.00	50%	10 shares of the Reference Stock or the Cash Delivery Amount	$500.00
$25.00	25%	$25.00	25%	10 shares of the Reference Stock or the Cash Delivery Amount	$250.00
$0.00	0%	$0.00	0%	10 shares of the Reference Stock or the Cash Delivery Amount	$0.00
*
Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Delivery Amount) or the principal amount of your notes in cash. Also note that if you receive the Physical Delivery Amount, the total value of the payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash. Regardless of the performance of the applicable Reference Stock, or of the payment that you receive at maturity, you will receive the applicable interest payments on the notes.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $70.00, which is less than the Trigger Price, but the Final Stock Price is $110.00. Because the Final Stock Price of $110.00 is greater than the Initial Stock Price of $100.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Reference Stock closed at a price less than the Trigger Price during the Monitoring Period.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $70.00, which is less than the Trigger Price, and the Final Stock Price is $90.00, which is less than the Initial Stock Price. Because the Final Stock Price of $90.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock declined to a closing price that is less than the Trigger Price of $75.00 on at least one trading day during the Monitoring Period, you will receive at maturity the Physical Delivery Amount (or, at our election, the Cash Delivery Amount). Because the Final Stock Price of the Reference Stock is $90.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $900.00 per $1,000 in principal amount of the notes.

Example 3: The closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any trading day during the Monitoring Period prior to the Valuation Date.  However, the closing price of the Reference Stock on the Valuation Date is $60.00, which is less than the Trigger Price.  Because the Final Stock Price of $60.00 is less than the Initial Stock Price of $100.00 and the Final Stock Price has declined to a closing price that is less than the Trigger Price of $75.00, you will receive the Physical Delivery Amount (or, at our election, the Cash Delivery Amount) at maturity. Because the Final Stock Price of the Reference Stock is $60.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $600.00 per $1,000 in principal amount of the notes.

Example 4: The Final Stock Price of $75.00 is less than the Initial Stock Price of $100.00 and the closing price of the Reference Stock does not decline to a closing price that is less than the Trigger Price on any day during the Monitoring Period.  Because the closing price of the Reference Stock has not declined to a closing price that is less than the Trigger Price of $75.00, you will receive a payment at maturity of $1,000 per $1,000 in principal amount of the notes, even though the Final Stock Price of $75.00 is less than the Initial Stock Price of $100.00.

Regardless of the performance of the Reference Stock, or of the payment that you receive at maturity, you will receive the applicable interest payments over the term of the notes.

Certain U.S. Federal Tax Information

The following table sets forth the amount of stated interest on the Notes and the portion that will be treated as an interest payment and as payment for the Put Option for U.S. federal income tax purposes.

RevEx Number	Reference Stock Issuer	Interest Rate per Annum	Treated as an Interest Payment	Treated as Payment for the Put Option
0363	Akamai Technologies, Inc.	15.50%	[ ]%	[ ]%
0364	Aruba Networks Inc.	16.00%	[ ]%	[ ]%
0365	Cree, Inc.	26.00%	[ ]%	[ ]%
0366	Citrix Systems, Inc.	14.00%	[ ]%	[ ]%
0367	Delta Air Lines, Inc.	26.00%	[ ]%	[ ]%
0368	Ford Motor Company	13.00%	[ ]%	[ ]%
0369	Finisar Corporation	17.00%	[ ]%	[ ]%
0370	Juniper Networks, Inc.	13.00%	[ ]%	[ ]%
0371	US Airways Group, Inc.	25.00%	[ ]%	[ ]%
0372	Micron Technology, Inc.	22.00%	[ ]%	[ ]%
0373	Transocean Ltd.	14.00%	[ ]%	[ ]%
0374	Sears Holdings Corporation	18.00%	[ ]%	[ ]%
0375	SanDisk Corporation	14.00%	[ ]%	[ ]%
0376	STEC Inc.	25.00%	[ ]%	[ ]%
0377	Suncor Energy, Inc.	12.00%	[ ]%	[ ]%
0378	SUPERVALU Inc.	19.00%	[ ]%	[ ]%
0379	Weatherford International Ltd.	16.00%	[ ]%	[ ]%
0380	United States Steel Corporation	20.00%	[ ]%	[ ]%
0381	The Goldman Sachs Group, Inc.	16.00%	[ ]%	[ ]%
0382	Wells Fargo & Company	12.00%	[ ]%	[ ]%
0383	JPMorgan Chase & Co.	12.00%	[ ]%	[ ]%

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product supplement dated June 22, 2011 under “Supplemental U.S. Federal Income Tax Considerations,” which applies to the notes.

Supplemental Plan of Distribution (Conflicts of Interest)

BMO Capital Markets Corp. will purchase the notes from us at a purchase price reflecting the commission set forth on the cover page of this pricing supplement.  BMO Capital Markets Corp. has informed us that, as part of its distribution of the notes, it will reoffer the notes to other dealers who will sell them.  Each such dealer, or further engaged by a dealer to whom BMO Capital Markets Corp. reoffers the notes, will purchase the notes at an agreed discount to the initial offering price.

We own, directly or indirectly, all of the outstanding equity securities of BMO Capital Markets Corp., the agent for this offering. In accordance with FINRA Rule 5121, BMO Capital Markets Corp. may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We reserve the right to withdraw, cancel or modify the offering of any of the notes and to reject orders in whole or in part.  You may cancel any order for the notes prior to its acceptance.

You should not construe the offering of any of the notes as a recommendation of the merits of acquiring an investment linked to the applicable Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.